UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): October 12, 2007

MTI Technology Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23418 (Commission File Number)	95-3601802 (I.R.S. Employer Identification No.)
15641 Red Hill, Suite 200
Tustin, California 92780
(Address of Principal Executive Offices) (Zip Code)
(949) 251-1101
(Registrant’s Telephone Number,
Including Area Code)
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 12, 2007, MTI Technology Corporation (the “Company”) entered into a Client Transition Agreement (the “Collective Agreement”) with The Collective Group, LLC (“Collective”) whereby the Company and Collective agreed to cooperate to seek the transition of certain clients of the Company’s U.S. services business to Collective in connection with the Company’s wind down of its U.S. services business in connection with the events described below. Collective agreed to pay to the Company a commission equal to 10% of the revenues Collective actually collects for providing services under certain backlogged service orders and for certain other former clients of the Company that agree to engage Collective as contemplated in the Collective Agreement. The Company further agreed to seek to have the Collective Agreement assumed in connection with the bankruptcy proceedings described below, as well as to seek court approval to sell to Collective certain assets used in the Company’s U.S. services business. Edward C. Ateyeh, Jr. and William Kerley, both of whom are former executive officers of the Company, are principals of Collective.
     On October 15, 2007, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Zinc Holdings, LLC (the “Purchaser”) whereby the Purchaser agreed to purchase all of the issued and outstanding stock of each of MTI Technology GmbH, a wholly-owned subsidiary of the Company incorporated in Germany, MTI Technology Limited, a wholly-owed subsidiary of the Company incorporated in Scotland, and MTI France S.A.S., a wholly-owned subsidiary of the Company incorporated in France, and certain related assets. Pursuant to the Purchase Agreement, the Purchaser has agreed to pay the Company $5,500,000 in cash and assume certain liabilities at closing, subject to higher and better bids in accordance with the United States Bankruptcy Code (the “Bankruptcy Code”). Consummation of the transactions contemplated under the Purchase Agreement is subject to bankruptcy court approval and the satisfaction of certain other conditions.
     On October 15, 2007, the Company also entered into a Post-Petition Loan and Security Agreement (the “Post-Petition Loan Agreement”) with Zinc Holdings, LLC (the “Lender”) to provide the Company with up to $5,000,000 in revolving loans so that the Company may continue the operation of its business as a debtor in possession under Chapter 11 of the Bankruptcy Code. Any loans made pursuant to the Loan Agreement will mature upon the completion of the transactions contemplated by the Purchase Agreement, or earlier in certain circumstances as set forth in the Loan Agreement. Pursuant to the Post-Petition Loan Agreement, the Company has agreed to grant to the Lender, on a post-petition basis, a lien on all of the Company’s personal property. All borrowings pursuant to the Post-Petition Loan Agreement will require the prior approval of The Canopy Group, Inc. (“Canopy”), a pre-petition secured creditor and stockholder of the Company. Consummation of the transactions contemplated under the Post-Petition Loan Agreement is subject to bankruptcy court approval and the satisfaction of certain other conditions.

Item 1.03 Bankruptcy or Receivership
     On October 15, 2007, the Company filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the “Bankruptcy Court”), Case No. SA 07-13347-ES (the “Chapter 11 Case”). The Chapter 11 Case is being administered under the caption “In re MTI Technology Corporation”. The Company anticipates that it will continue to operate its business as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court at least until the closing of the transactions contemplated by the Purchase Agreement. Following the closing of such transactions, as well as any other transactions that the Company may enter into as a debtor-in-possession under the supervision of the Bankruptcy Court in order to dispose of its other assets, the Company intends to liquidate any remaining assets through appropriate bankruptcy proceedings. The Company intends to dissolve following the completion of the applicable bankruptcy proceedings.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information regarding the Post-Petition Loan Agreement in Item 1.01 is incorporated by reference herein.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
     The filing of the Chapter 11 Case constitutes an event of default under the terms of that certain Loan Agreement, dated as of June 27, 2002, as amended (the “Canopy Agreement”), by and between the Company and Canopy. The letter of credit guaranteeing the Company’s borrowings under its Loan Agreement, dated as of November 13, 2002, as amended (the “Comerica Agreement”), with Comerica Bank (“Comerica”) was issued under and subject to the terms of the Canopy Agreement. Upon the Company’s previously disclosed default under the Comerica Agreement on October 3, 2007, Comerica drew necessary funds under the letter of credit issued under the Canopy Agreement in satisfaction of all amounts owed by the Company to Comerica, and as a result the same amounts became owed by the Company to Canopy under the Canopy Agreement.
     Pursuant to the terms of the Canopy Agreement, upon an event of default Canopy may, among other things, declare all amounts outstanding thereunder to be immediately due and payable. As of the date of the foregoing event of default, approximately $5.2 million was outstanding and payable by the Company under the Canopy Agreement. Any payments to Canopy pursuant to the terms of the Canopy Agreement will be subject to the jurisdiction and approval of the Bankruptcy Court.
     The filing of the Chapter 11 Case also constitutes an event of default under the terms of that certain Account Purchase Agreement, dated as of November 27, 2006 (the “Wells Fargo Agreement”), between Wells Fargo Bank, National Association (“Wells

Fargo”) and the Company. The Wells Fargo Agreement is an accounts receivable factoring agreement. Pursuant to the terms of the Wells Fargo Agreement, upon an event of default Wells Fargo may, among other things, declare all indebtedness of the Company thereunder, as well as all unpaid minimum and other fees and expenses pursuant thereto, to be immediately due and payable. As of the date of the foregoing event of default, approximately $2.2 million was outstanding under the Wells Fargo Agreement. Any payments to Wells Fargo pursuant to the terms of the Wells Fargo Agreement will be subject to the jurisdiction and approval of the Bankruptcy Court.

Item 8.01	Other Events
     On October 16, 2007, the Company issued a press release concerning the Chapter 11 Case, the Purchase Agreement, the Post-Petition Loan Agreement and certain related matters. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of MTI Technology Corporation dated October 16, 2007
* * *
This Current Report on Form 8-K, including the exhibit hereto, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the Company’s expectations, goals or intentions regarding the future, including, but not limited to, statements regarding its expectations and intentions regarding its plans to sell its European operating subsidiaries, its intentions regarding employee layoffs and its intentions regarding its bankruptcy proceedings and liquidation. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially include but are not limited to outcomes and developments in the Company’s bankruptcy proceedings, court rulings in the bankruptcy proceedings, the Company’s available financing, adverse developments in and increased or unforeseen legal and other costs, and the possibility that customers and others with whom the Company has contracted will terminate or reduce their relationships with the Company. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company’s Form 10-K, as amended, for the fiscal year ended April 7, 2007, which is on file with the SEC, and in its other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MTI TECHNOLOGY CORPORATION
Date: October 19, 2007	By:	/s/ Scott J. Poteracki
Scott J. Poteracki
Executive Vice President, Chief Financial Officer and Secretary

Index to Exhibits

Exhibit No.	Description
99.1	Press Release of MTI Technology Corporation dated October 16, 2007